Exhibit 23a1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Stock Option Plan for Non-Employee Directors being filed by Merrimac Industries, Inc. (the "Company") of our report on the consolidated financial statements of the Company and its subsidiaries, dated February 18, 1997, which report appears on page 22 of the Company's 1996 Annual Report to Stockholders and was previously incorporated by reference in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 28, 1996.



                                                J.H. COHN LLP

Roseland, New Jersey
September 23, 1997